Exhibit 32

CERTIFICATIONS

PURSUANT TO 18 USC SECTION 1350

AS ADOPTED BY SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

We, Mohammad Abu-Ghazaleh and Richard Contreras, as Chief Executive Officer and Chief Financial Officer, respectively, of Fresh Del Monte Produce Inc., a Cayman Islands Corporation (the “Company”), hereby certify, pursuant to 18 U.S.C. § 1350, as adopted by Section 906 of the Sarbanes-Oxley Act of 2002, that to our knowledge:

(1)	the accompanying Quarterly Report on Form 10-Q for the period ending September 26, 2008 as filed with the U.S. Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: October 28, 2008	By:	/s/ Mohammad Abu-Ghazaleh
	Name:	Mohammad Abu-Ghazaleh
	Title:	Chairman of the Board, Director and Chief Executive Officer

Date: October 28, 2008	By:	/s/ Richard Contreras
	Name:	Richard Contreras
	Title:	Senior Vice President and Chief Financial Officer

A signed original of this written statement has been provided to the Company and will be retained by the Company and furnished to the United States Securities and Exchange Commission or its staff upon request.